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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
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                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                             Securities Exchange Act


                                  CONSECO, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                75-3108137
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    (State or other jurisdiction            (IRS Employer Identification No.)
          of incorporation)

11825 N. Pennslvania Street, Carmel, IN                 46032
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(Address of principal executive offices)             (Zip Code)


If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and is  pursuant to Section 12(g) of the
effective pursuant to: General            Exchange Act and is effective pursuant
Instruction A.(c), please check the       to: General Instruction A.(d),
following box.                       [X]  please check the following box    [ ]

Securities Act registration statement file number to which this form relates:
333-112312

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on which
     to be so Registered                      Each Class is to be Registered

Mandatorily Convertible Preferred Stock,       The New York Stock Exchange
              Class B
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Securities to be registered pursuant to Section 12(g) of the Act:


                                       N/A
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                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

         The Description of the Registrant's mandatorily convertible preferred stock, Class B, par value $0.01 per share (the "Class B Preferred Stock"), as included under the caption "Description of the Mandatorily Convertible Preferred Stock" in the Class B Preferred Stock version of the Prospectus forming a part of the Registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the "Commission") on January 29, 2004, Registration Number 333-112312, including exhibits, as amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.

Item 2.  Exhibits.

                     Number                        Description
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                       1.                Amended and Restated Certificate of
                                         Incorporation of Conseco, Inc.,
                                         incorporated by reference to Exhibit
                                         3.1 of the Registrant's Current Report
                                         on Form 8-K dated September 15, 2003.

                       2. Second Amended and Restated Bylaws of Conseco, Inc., incorporated by reference to Exhibit 3.2 of the Registration Statement.

                       3. Form of Certificate of Designations relating to Class B Mandatorily Convertible Preferred Stock, incorporated by reference to Exhibit
                                         4.3 of the Registration Statement.

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                                   SIGNATURES
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 26, 2004                            CONSECO, INC.
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                                                (Registrant)

                                  By:    /s/John R. Kline
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                                  Name:  John R. Kline
                                  Title: Senior Vice President and
                                         Chief Accounting Officer


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